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                                                              Exhibit 10.45
                     SENIOR NOTE DUE DECEMBER 20, 2003

$5,000,000                                        December 22, 2000

     FOR VALUE RECEIVED, Network Access Solutions Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of SBC Communications, Inc., a Delaware corporation (the "Lender") at its principal office at 175 East Houston, San Antonio, Texas 78205 or at such other place as the Lender may from time to time designate in writing, or to its assigns, the principal sum equal to Five Million Dollars ($5,000,000), or so much thereof as may be advanced from time to time and remain outstanding, together with interest on the unpaid principal balance, at the Interest Rate (hereinafter defined), compounded on the first day of each calendar quarter, computed on the basis of a year with three hundred sixty-five (365) days, and the actual number of days elapsed. This Note is issued pursuant to that certain Agreement dated as of even date herewith by and between Borrower and Lender (the "Agreement").

Payments. All payments made hereunder shall be made in lawful tender of the United States in immediately available funds on the date on which such payment shall be due. The entire outstanding principal balance of this Note, all interest accrued thereon, and all other amounts then due and owing under this Note shall be due and payable on December 20, 2003 (the "Maturity Date").

Interest Rate. The "Interest Rate" shall be Four Percent (4.00%) per annum over the Prime Rate. The "Prime Rate" shall be the prime rate as published in The Wall Street Journal on the date of this Note.

Default. The following shall be Events of Default under this Note: (each, an "Event of Default"):

  The failure by Borrower to pay any amount when due under this Note, which failure shall remain uncured for a period of five (5) days after delivery of written notice of such failure;

  The failure of Borrower to observe and/or perform any of the terms, covenants, conditions and obligations of Borrower in this Note or in the Agreement; or

  The bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination or dissolution of Borrower.

 Rights of Lender Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may declare the entire principal sum of this Note, together with all unpaid accrued interest thereon, and all unpaid fees, charges, costs and expenses, if any, owed by Borrower to Lender hereunder or under the Agreement, to be immediately due and payable. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Notwithstanding anything herein to the contrary, upon an Event of Default, whether by acceleration or otherwise, the entire principal amount of this Note shall bear interest at the Default Rate until paid.

Voluntary Prepayment.

  Prepayment. Borrower shall have the right, at any time and from time to time, to prepay this Note, without premium or penalty, either in whole or in part, by payment of the principal amount of this Note, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment. Partial or total prepayments of this Note shall first be credited to accrued interest due, then to the principal balance outstanding.

  Notice of Prepayment. The Borrower shall give notice to Lender of any prepayment of this Note pursuant to Section 5(a) at least three Business Days prior to the date fixed for such prepayment specifying (a) the date of prepayment, and (b) the principal amount to be prepaid on such date.
Notice of prepayment having been so given, the principal amount of this Note to be prepaid as specified in the notice, together with accrued interest thereon shall become due and payable on the prepayment date specified in such notice.

Note Unsecured. This Note constitutes an unsecured obligation of the Borrower, senior in priority to all other indebtedness of the Borrower other than indebtedness of the Borrower under equipment financing or equipment leasing arrangements made in the ordinary course of business.

Waivers and Rights of Lender. Except as may be otherwise expressly set forth in this Note, Borrower hereby (i) waives demand, presentment for payment, protest, notice of nonpayment, notice of protest, notice of dishonor, and any and all exemption rights which it holds at law or in equity with respect to the indebtedness evidenced by this Note, and
(ii) agrees that enforcement by Lender of any security for the performance of the terms of this Note shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.

Default Rate. As long as any payment due under Note remains past due (whether at the stated maturity, by acceleration or otherwise) for five (5) days or more, the entire principal balance of this Note shall accrue interest at the interest rate (the "Default Rate") equal to Eighteen Percent (18.00%) per annum, in each case from the date of such non-payment until such amount is paid in full (whether after or before judgment).

Payment of Expenses. Borrower shall pay, on demand, all reasonable costs and expenses of collection of this Note (including, without limitation, reasonable attorneys' fees), whether or not any suit or other legal proceedings shall be instituted.

Rights Cumulative. All rights and remedies of Lender under this Note, under any security given to secure Borrower's performance of the terms of this Note (including, without limitation, the Security Agreement) and under applicable law, are cumulative and not alternative. Failure of Lender at any time to exercise any such rights or remedies shall neither constitute a waiver of such rights or remedies nor bar the future exercise of any such rights or remedies.

No Usury. In the event that any payment under this Note shall exceed the amount permitted by applicable law, such payment shall be reduced to the maximum amount permitted by law and the excess shall be applied in reduction of the principal amount of this Note. In the event that any such excess exceeds the principal amount, the amount of such excess over the principal amount shall be refunded to Borrower.

Business Day.   In the event that the date for performance of any
obligation under this Note falls on other than a Business Day, then such obligation shall be performed on the next succeeding Business Day. For purposes hereof, the term "Business Day" shall mean any other than Saturday, Sunday or any day on which banks are closed in the State of Delaware.

Successors and Assigns. The rights and obligations of the Borrower and the Lender of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and permitted transferees of the parties.

Entire Agreement; Amendments; Waiver. This Note contains the entire agreement between Borrower and Lender relating to the subject matter hereof. No amendment, modification, termination, release, surrender or discharge of this Note shall be of any force or effect except by an agreement in writing signed by Borrower and Lender. No purported waiver of any of the provisions of this Note shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

Assignment by the Borrower. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Borrower, without the prior written consent of the Lender.

Severability. In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal and unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Notices. All notices required or permitted under this Note shall be in writing and shall be hand-delivered, delivered by overnight courier (with receipt acknowledged), or telecopied (and promptly confirmed in writing hand-delivered or delivered by overnight courier) to the parties at their respective addresses set forth below, or at such other addresses of which either party shall notify the other party in accordance with this Section 18, and shall be deemed given as of the time of receipt or refusal of receipt.

     If to Borrower:     Network Access Solutions Corporation
                         13650 Dulles Technology Drive
                         Herndon, VA  20171
                         Attn:  Jonathan Aust, CEO


     If to Holder:       SBC Communications Inc.
                         175 East Houston
                         San Antonio, TX 78249
                         Attn:  Vice President and General Counsel

No Setoff. Payments on this Note shall be made without setoff, counterclaim or deduction, and without further notice or demand to Borrower or any other party.

Records. Records of all borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be maintained by the Lender, and such records shall, absent manifest error, be conclusive and binding.

Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of Delaware, without regard to the conflicts of law provisions of that or of any other state.

Time of Essence. Time is of the essence in the performance of each and every term and provision of this Note.

(signature follows on next page)

     IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the date first written above.


                              BORROWER:


                              Network Access Solutions Corporation, a
                              Delaware corporation



                              By:  /s/ Nick Williams

                              Name:  Nick Williams

                              Title: President